Exhibit 99.1
DOLLAR TREE, INC. PROVIDES BUSINESS UPDATE RELATED TO COVID-19

CHESAPEAKE, Va. - March 31, 2020 - Dollar Tree, Inc. (NASDAQ: DLTR) today provided a business update regarding impacts related to the novel coronavirus (COVID-19).
In March, directly related to COVID-19 concerns, both Dollar Tree and Family Dollar stores began to experience a material pick-up in store traffic and sales related to essential products, including cleaning supplies and sanitizer, household products, paper goods, food and over-the-counter medicine.
“Customers rely on Dollar Tree and Family Dollar as an essential retailer for their daily shopping needs. Understandably, they are very concerned about the recent global spread of the coronavirus. Our stores experienced an unprecedented spike in demand for certain products,” stated Gary Philbin, Chief Executive Officer. “Our efforts have been focused on continuing to protect the health and safety of our associates and customers, and to effectively serve customers during their time of need.”
Recently, the Company issued three press releases related to the current macro-environment:

•	March 18 - Modifying store hours to close all stores at 8:00 p.m. local time to provide store teams adequate time to exercise enhanced cleaning protocols and to replenish store shelves;

•	March 19 - Communicating the Company’s plans to hire 25,000 motivated individuals to support its stores and distribution centers; and

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March 25 - Rewarding hourly-paid store and distribution associates with an estimated total of $30 million in wage premiums for at least a four-week period in recognition of the team’s extraordinary efforts. Additionally, the Company is dedicating the first operating hour each morning in all 15,000-plus stores to serving at-risk customers.

Also, to assist in minimizing exposure to COVID-19, the Company has taken several proactive, precautionary steps, including communicating and adhering to Centers for Disease Control and Prevention (CDC) recommendations; equipping stores, distribution centers and its store support center with necessary supplies for enhanced cleaning protocol; activating its Business Response Team to meet daily to communicate, assess and address potential exposure throughout the organization; eliminating all non-essential air travel; utilizing technology options for all large group meetings; prohibiting external visitors access to its store support center; and enabling the majority of its support teams to work remotely. The Company’s Board of Directors remains engaged and has been briefed on the Company’s actions in response to COVID-19 and its impact on the Company and its stakeholders.
Regarding same-store sales trends through March 29, quarter-to-date same-store sales were +7.1% for Dollar Tree and +14.4% for Family Dollar. Sales have materially moderated very recently, however, as the Company enters the peak of the Easter selling season with Dollar Tree recording same-store sales of -19.4% in the seven days ending March 29, and Family Dollar +8.8%. Sales of household consumables and food remain strong in both banners. The Company’s first quarter will end on May 2, 2020 and the Company is scheduled to report earnings on May 28, 2020.

Sales for the remainder of the first quarter could be impacted by uncertainties related to the Company’s ability to secure and re-stock certain products in high demand; consumer shopping patterns, especially in states and communities with shelter-in-place mandates; weaker-than-expected sales and related markdowns for certain discretionary products, and COVID-19 related impact to the Easter holiday selling season.
The Company expects to see merchandise mix pressure to gross margin rates in both business segments in the quarter. Additionally, certain first quarter costs are expected to be higher than previously anticipated, including investments in pay and benefits, the distribution and transportation related to the material demand volume increase in consumables, and the additional hours dedicated to enhanced cleaning protocol in stores, distribution centers and its store support center.
As a result of the volatile economic environment related to COVID-19, including uncertain customer demand and government actions, the Company has a wide range of potential financial outcomes for the first quarter and fiscal 2020. Accordingly, the Company is withdrawing its outlook for first quarter and full-year fiscal 2020. The Company is in the process of reassessing its full-year fiscal 2020 plans and initiatives given the current state of uncertainty. In order to protect its associates, all Family Dollar H2 renovations and Dollar Tree Snack Zone installations have been suspended through at least April 27, 2020.
The Company has a strong balance sheet with significant liquidity and a resilient business model. The Company has a $1.25 billion revolving line of credit. As of March 30, the Company had approximately $1.9 billion of cash and investments, including $750 million drawn on its revolver. The Company plans to repay the remaining $250 million of its floating rate note due in April. The Company does not expect to repurchase shares in the near term under the current share repurchase authorization that has $800 million remaining.
"I could not be more proud of our team’s commitment, dedication and efforts during this unprecedented time. Their focus on supporting our stores and rising to the occasion to serve customers seeking essential products has been extraordinary," added Philbin. "Over time, Dollar Tree has demonstrated its ability to perform well through ever-changing economies. The focus on value and convenience may be greater in the months ahead than ever before. Our strong balance sheet and financial flexibility, the experience and alignment of our leadership teams and the commitment from more than 190,000 associates across North America prepares us to be part of the solution for millions of customers through these challenging times."
Dollar Tree, a Fortune 200 Company, operated 15,288 stores across 48 states and five Canadian provinces as of February 1, 2020. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as “believe, anticipate, expect, intend, plan, view, target or estimate, may, will, should, predict, possible, potential, continue, or strategy,” and similar expressions. For example, our forward-looking statements include statements regarding the withdrawal of prior guidance concerning first quarter 2020 and full-year fiscal 2020 results of operations, including consolidated net sales, same-store sales, and diluted earnings per share; our plans concerning share repurchases, loan repayments and fiscal 2020 store openings and Family Dollar renovations into the H2 format; the impact of the COVID-19 coronavirus and related uncertainties on our business, business model and practices, balance sheet, results of operations, liquidity, and fiscal 2020 outlook; our expectations regarding changes in merchandise mix, costs and gross margin; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 20, 2020, and other filings with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com
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